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                                                               Exhibit 10.xxxiii

                                 AMENDMENT TO
                     RESTRICTED SHARE AWARD AGREEMENT AND
                         AMENDMENT TO PROMISSORY NOTE

     This Amendment to Restricted Share Award Agreement and Amendment to Promissory Note (this "Amendment") is made as of December 8, 2000, between Federal Realty Investment Trust, a Maryland real estate investment trust (the "Trust"), and Donald C. Wood, an individual employee of the Trust (the "Key Employee").

     WHEREAS, the Trust and the Key Employee entered into that certain Restricted Share Award Agreement dated as of February 9, 2000, setting forth the terms of the award by the Trust to the Key Employee of a Restricted Share Award of 37,500 shares of beneficial interest of the Trust (such shares being hereinafter referred to as the "Restricted Shares" and such agreement being hereinafter referred to as the "Restricted Share Agreement"); and

     WHEREAS, the Restricted Share Agreement provides for the Trust to make a Tax Loan to the Key Employee each time the Restriction Period lapses with regard to a number of Restricted Shares, in the amount of fifty percent of the aggregate value of such Restricted Shares, in order to enable the Key Employee to pay state and federal taxes on the income created by the lapsing of the Restriction Period on such Restricted Shares, and for such Tax Loan to be secured by all the Restricted Shares as to which the Restriction Period has lapsed (the "Vested Shares"); and

     WHEREAS, the Compensation Committee of the Board of Trustees of the Trust (the "Committee") has determined that it is unnecessary for the Tax Loans to be secured by all of the Vested Shares and that the Trust's interests would be adequately protected by requiring each such Tax Loan to be secured instead by that number of shares having an aggregate value on the date of vesting equal to 125% of the amount of the Tax Loan.

     NOW, THEREFORE, in consideration of the foregoing, the mutual promises herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

     1. Paragraph 4 of the Restricted Share Agreement is hereby amended to read in its entirety as follows:

          "Tax Loan.    (a)  The Trust shall extend loans to the Key Employee
           --------
          from time to time to provide him with funds to pay the federal and state taxes that he will incur as a result of the lapsing of the Restriction Period

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          with respect to Restricted Shares except with respect to federal and state taxes incurred as a result of the lapsing of the Restriction Period with respect to Restricted Shares under Paragraph 3.3 ("Tax Loans"). The Key Employee will execute promissory notes in the form attached to this Agreement to evidence his obligation to repay such Tax Loans. As of each date a Tax Loan is extended to the Key Employee, the dollar amount of such Tax Loan so issued to the Key Employee hereunder shall not exceed 50% of the Fair Market Value of the Shares awarded to the Key Employee hereunder as to which the Restriction Period has then lapsed. As collateral to secure his obligation to repay any Tax Loan extended to him hereunder and any accrued but unpaid Interest on such Tax Loan, the Key Employee hereby (i) pledges to the Trust that number of Restricted Shares awarded to him hereunder as to which the Restriction Period has lapsed having an aggregate value which is equal on the date of the Tax Loan to 125% of the amount of such Tax Loan, and (ii) assigns to the Trust all quarterly cash or other dividends paid on such Restricted Shares.

                    (b) In the event of a Change in Control, the Trust shall extend a loan to the Key Employee to provide him with funds to pay the federal and state income taxes that he will incur as a result of (i) the forgiveness of any Tax Loans extended under Paragraph 4(a) and
          (ii) receipt of the Income Tax Payment (in accordance with Paragraph 3.3) (the "Change in Control Tax Loan"). The Key Employee will execute a promissory note in the form attached to this Agreement to evidence his obligation to repay such Change in Control Tax Loan."

     2. The last sentence of Paragraph 1 of the Tax Note dated March 31, 2000, made by the Key Employee in favor of the Trust is hereby amended to read in its entirety as follows:

          "The performance of the Borrower's obligations hereunder is secured by
          (a) a pledge of that number of Shares as to which the Restriction Period has lapsed under the Restricted Share Award Agreement having an aggregate value which is equal, on the date a Loan is made, to 125% of the principal amount of the Loan, and (b) an assignment to Payee of all quarterly cash Dividends paid on such Shares sufficient to pay the Interest (as hereinafter defined) hereon."

     3. Capitalized terms used in this Amendment, unless otherwise defined herein, have the respective meanings given to such terms in the Restricted Share Agreement.

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     4.   Except as specifically modified hereby, the Restricted Share Agreement and Tax Note remain in full force and effect, and the Trust and the Key Employee hereby ratify and reaffirm each and all of the terms and provisions of the Restricted Share Agreement and Tax Note as modified hereby.

     5. This Amendment may be executed in multiple counterparts with the same effect as if each of the signing parties had signed the same document. All counterparts shall be construed together and constitute the same instrument.


     IN WITNESS WHEREOF, the Trust has caused this Amendment to be duly executed and the Key Employee has hereunto set his hand effective as of the day and year first above written.

                                    FEDERAL REALTY INVESTMENT TRUST

                                    By:__________________________________
                                    Name:  Mark S. Ordan
                                    Title: Chairman, Compensation Committee

                                    Address:
                                    1626 East Jefferson Street
                                    Rockville, Maryland 20852


                                    DONALD C. WOOD

                                    _____________________________________

                                    Address:
                                    55 Warwick Stone Way
                                    Great Falls, Virginia 22066

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